EXHIBIT 10.11
FIRST AMENDMENT TO THE
QLOGIC CORPORATION
2005 PERFORMANCE INCENTIVE PLAN
     This First Amendment to the QLogic Corporation 2005 Performance Incentive Plan (the “Amendment”) is adopted by QLogic Corporation, a Delaware corporation (the “Company”), effective as of June 1, 2006 (the “Effective Date”).
RECITALS
     A. The QLogic Corporation 2005 Performance Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company (the “Board”) on June 9, 2005 and approved by the stockholders of the Company on August 23, 2005.
     B. Appendix A of the Plan sets forth the material terms of the automatic award grants to non-employee directors.
     C. The Company completed a 2-for-1 stock split on March 2, 2006 (the “Stock Split”).
     D. The Board desires to amend the Plan to: (i) adjust the initial option grant to new non-employee directors to 50,000 shares of Common Stock, (ii) adjust the annual option grant to non-employee directors to 25,000 shares of Common Stock, (iii) adjust the annual option grant to any non-employee director that serves as Chairman of the Board to 75,000 shares of Common Stock, and (iv) provide that future stock dividends or stock splits will not automatically increase the shares of Common Stock to be granted pursuant to automatic option grants to non-employee directors pursuant to Appendix A of the Plan.
AMENDMENT
     1. Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed thereto in the Plan.
     2. Effective as of the Effective Date, Section A.2 of the Plan is hereby amended in the following manner:
     (a) The number “80,000” in sub-paragraph (a) of Section A.2 (adjusted for the Stock Split) is hereby revised to read “50,000”.
     (b) Each occurrence of the numbers “40,000” and “108,000” in sub-paragraph (b) of Section A.2 (each adjusted for the Stock Split) are hereby revised to read “25,000” and “75,000,” respectively.

     3. Effective as of the Effective Date, Section A.6 of the Plan is hereby amended such that the following sentence is added immediately after the opening sentence:
     “Notwithstanding anything to the contrary in this Appendix A or the Plan, in the event of a stock dividend or stock split, the shares of Common Stock set forth in Section A.2 of this Appendix A to be granted pursuant to automatic option grants to non-employee directors shall not be automatically increased following such event.”
     4. Except as set forth herein, the Plan shall remain in full force and effect. All awards granted prior to the Effective Date shall be governed by the Plan as in effect prior to the Effective Date.
     Adopted by the Board of Directors on the 1st day of June 2006.

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